Exhibit 99.1

Appian Announces Second Quarter 2018 Financial Results
Subscription revenue increased 36% year-over-year to $27.0 million
Total revenue increased 39% year-over-year to $59.9 million

Reston, VA - August 2, 2018 - Appian (NASDAQ: APPN) today announced financial results for the second quarter ended June 30, 2018.
"Appian is winning on flexibility and deployment speed. In many cases an initial quick customer success is leading to larger deals a few quarters later," said Matt Calkins, CEO & Founder.

Second Quarter 2018 Financial Highlights:

•
Revenue: Subscription revenue was $27.0 million for the second quarter of 2018, up 36% compared to the second quarter of 2017. Total subscriptions, software and support revenue increased 50% year-over-year to $33.0 million for the second quarter of 2018, inclusive of $4.5 million in perpetual software revenue. Professional services revenue was $26.8 million for the second quarter of 2018, an increase of 27% year-over-year. Total revenue was $59.9 million for the second quarter of 2018, up 39% compared to the second quarter of 2017. Subscription revenue retention rate was 119% as of June 30, 2018.

•
Operating loss and non-GAAP operating loss: GAAP operating loss was $(8.3) million for the second quarter of 2018, compared to $(14.8) million for the second quarter of 2017. Non-GAAP operating loss was $(6.1) million for the second quarter of 2018, compared to $(5.5) million for the second quarter of 2017.

•
Net loss and non-GAAP net loss: GAAP net loss was $(11.0) million for the second quarter of 2018, compared to $(14.5) million for the second quarter of 2017. GAAP net loss per share attributable to common stockholders was $(0.18) for the second quarter of 2018 based on 61.4 million weighted-average shares outstanding, compared to $(0.34) for the second quarter of 2017 based on 42.8 million weighted-average shares outstanding. Non-GAAP net loss was $(8.8) million for the second quarter of 2018, compared to $(4.4) million for the second quarter of 2017. Non-GAAP net loss per share was $(0.14) for the second quarter of 2018, based on 61.4 million basic and diluted shares outstanding, compared to $(0.08) for the second quarter of 2017, based on 55.0 million basic and diluted shares outstanding.

•
Balance sheet and cash flows: As of June 30 2018, Appian had cash and cash equivalents of $50.4 million. Cash used in operating activities was $(9.8) million for the three months ended June 30, 2018, compared with cash used in operating activities of $(9.5) million for the three months ended June 30, 2017.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2018 Business Highlights:

•
David Mitchell will become Senior Vice President of Sales effective January 1, 2019. Edward Hughes will remain at Appian. He will transition to a new executive position and serve as an advisor to our sales leadership. Mr. Mitchell has 30 years of experience in the software industry including executive roles at webMethods and SoftwareAG. He has been at Appian as Vice President of Sales Strategy for almost a year. Messrs. Hughes and Mitchell will work together to complete a smooth transition.

•
Announced a new product for rapidly building unique contact center solutions that deliver unrivaled customer experiences. Appian Intelligent Contact Center™ Platform is a new cloud platform tailored to the unique needs of contact center teams.

•	Released the latest version of Appian, the Digital Transformation Platform. The new release makes it easier than ever to rapidly build powerful software applications.

•
Named a Visionary by Gartner in its 2018 Magic Quadrant for Enterprise High-Productivity Application Platform as a Service. The report evaluates vendors in the enterprise high-productivity application platform as a service (hpaPaaS) market and their product offerings.

•	Earned the #1 position on The Washington Post’s “Top Workplaces 2018” list.

•
Announced the launch of its new Singapore regional office directly supporting Appian’s current customers in South East Asia (ASEAN) and helping to meet the increasing demand for Appian’s solutions throughout the region.

•	Bayer, a top five global pharmaceuticals company selected Appian to provide a new digital solution for pharmacovigilance reporting.

•
HELLA, the lighting and electronics expert, is implementing Appian’s low-code business process management platform. HELLA chose Appian for its fast and easy implementation, greater flexibility, and faster roll-out of processes. In addition, its fully managed, EU-hosted Platform-as-a-Service (PaaS) significantly reduces system administration time and efforts.

•
Announced an agreement with Addiko Bank, an international financial group headquartered in Vienna, Austria, to deploy two new digital banking application on Appian’s low-code application platform. The applications have reduced customer wait times by as much as 50% by cutting “time to yes” for simple loans down from one week to just three days.

Financial Outlook:
As of August 2, 2018, guidance for the third quarter 2018 and full year 2018 is as follows:

•	Third Quarter 2018 Guidance:

•	Subscription revenue is expected to be in the range of $27.7 million and $27.9 million, representing year-over-year growth of between 34% and 35%.

•	Total revenue is expected to be in the range of $49.6 million and $49.8 million, representing year-over-year growth of between 11% and 12%.

•	Non-GAAP operating loss is expected to be in the range of $(11.2) million and $(10.2) million.

•	Non-GAAP net loss per share is expected to be in the range of $(0.19) and $(0.17). This assumes 61.8 million weighted average common shares outstanding.

•	Full Year 2018 Guidance:

•	Subscription revenue is now expected to be in the range of $110.5 million and $110.9 million, representing year-over-year growth of 34%.

•	Total revenue is now expected to be in the range of $213.8 million and $215.3 million, representing year-over-year growth of between 21% and 22%.

•	Non-GAAP operating loss is now expected to be in the range of $(36.4) million and $(34.4) million.

•	Non-GAAP net loss per share is now expected to be in the range of $(0.63) and $(0.60). This assumes 61.6 million non-GAAP weighted average common shares outstanding.

Conference Call Details:
Appian will host a conference call today, August 2, 2018, at 5:00 p.m. ET to discuss the Company’s financial results for the second quarter ended June 30, 2018 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13681145.
About Appian
Appian (NASDAQ: APPN) provides a leading low-code software development platform that enables organizations to rapidly develop powerful and unique applications. The applications created on Appian’s platform help companies drive digital transformation and competitive differentiation. For more information, visit www.appian.com.
Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full-year 2018, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 23, 2018 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	As of June 30, 2018	As of December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$50,363	$73,758
Accounts receivable, net of allowance of $400	64,916	55,315
Deferred commissions, current	10,890	9,117
Prepaid expenses and other current assets	6,374	7,032
Total current assets	132,543	145,222
Property and equipment, net	3,208	2,663
Deferred commissions, net of current portion	13,665	12,376
Deferred tax assets	245	281
Other assets	599	510
Total assets	$150,260	$161,052
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,888	$5,226
Accrued expenses	6,468	6,467
Accrued compensation and related benefits	13,644	12,075
Deferred revenue, current	72,901	70,165
Other current liabilities	1,541	1,182
Total current liabilities	103,442	95,115
Deferred tax liabilities	11	87
Deferred revenue, net of current portion	14,514	18,922
Other long-term liabilities	234	1,404
Total liabilities	118,201	115,528
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 18,891,315 shares issued and outstanding as of June 30, 2018; 500,000,000 shares authorized and 13,030,081 shares issued and outstanding as of December 31, 2017	2	1
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 42,318,846 shares issued and outstanding as of June 30, 2018; 100,000,000 shares authorized, 47,569,796 shares issued and outstanding as of December 31, 2017	4	5
Additional paid-in capital	147,786	141,268
Accumulated other comprehensive income	976	439
Accumulated deficit	(116,709)	(96,189)
Total stockholders’ equity	32,059	45,524
Total liabilities and stockholders’ equity	$150,260	$161,052

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Subscriptions, software and support	$33,047	$22,012	$59,999	$43,456
Professional services	26,836	21,186	51,580	38,071
Total revenue	59,883	43,198	111,579	81,527
Cost of revenue:
Subscriptions, software and support	2,824	2,488	5,452	4,550
Professional services	18,750	14,149	37,171	24,777
Total cost of revenue	21,574	16,637	42,623	29,327
Gross profit	38,309	26,561	68,956	52,200
Operating expenses:
Sales and marketing	27,384	22,775	50,348	39,778
Research and development	10,785	9,971	20,655	17,271
General and administrative	8,425	8,635	16,485	13,484
Total operating expenses	46,594	41,381	87,488	70,533
Operating loss	(8,285)	(14,820)	(18,532)	(18,333)
Other expense (income):
Other expense (income), net	2,593	(734)	1,675	(1,233)
Interest expense	54	197	67	453
Total other expense (income)	2,647	(537)	1,742	(780)
Net loss before income taxes	(10,932)	(14,283)	(20,274)	(17,553)
Income tax expense	35	176	246	301
Net loss	(10,967)	(14,459)	(20,520)	(17,854)
Accretion of dividends on convertible preferred stock	—	143	—	357
Net loss attributable to common stockholders	$(10,967)	$(14,602)	$(20,520)	$(18,211)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.18)	$(0.34)	$(0.34)	$(0.47)
Weighted average common shares outstanding:
Basic and diluted	61,401,466	42,800,875	61,127,516	38,561,349

APPIAN CORPORATION AND SUBSIDIARIES
STOCK BASED COMPENSATION EXPENSE
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of revenue
Subscriptions, software and support	$107	$404	$217	$404
Professional services	203	984	423	984
Operating expenses
Sales and marketing	538	2,423	1,045	2,423
Research and development	342	2,202	733	2,202
General and administrative	1,016	3,332	2,028	3,332
Total stock-based compensation expense	$2,206	$9,345	$4,446	$9,345

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(20,520)	$(17,854)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	951	443
Deferred income taxes	77	—
Stock-based compensation	4,446	9,345
Fair value adjustment for warrant liability	—	341
Loss on extinguishment of debt	—	384
Changes in assets and liabilities:
Accounts receivable	(9,095)	(1,248)
Prepaid expenses and other assets	(311)	(2,362)
Deferred commissions	(3,062)	(933)
Accounts payable and accrued expenses	3,480	5,296
Accrued compensation and related benefits	1,995	(687)
Other current liabilities	951	(186)
Deferred revenue	(1,368)	1,728
Other long-term liabilities	(1,160)	(17)
Net cash (used in) provided by operating activities	(23,616)	(5,750)
Cash flows from investing activities:
Purchases of property and equipment	(1,593)	(205)
Net cash used in investing activities	(1,593)	(205)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	—	80,213
Payment of deferred initial public offering costs	—	(1,081)
Payment of dividend to Series A preferred stockholders	—	(7,565)
Proceeds from exercise of common stock options	2,072	452
Proceeds from issuance of long-term debt, net of debt issuance costs	—	19,616
Repayment of long-term debt	—	(40,000)
Net cash provided by financing activities	2,072	51,635
Effect of foreign exchange rate changes on cash and cash equivalents	(258)	831
Net (decrease) increase in cash and cash equivalents	(23,395)	46,511
Cash and cash equivalents, beginning of period	73,758	31,143
Cash and cash equivalents, end of period	$50,363	$77,654
Supplemental disclosure of cash flow information:
Cash paid for interest	$21	$506
Cash paid for income taxes	$175	$228
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$—	$48,207
Conversion of convertible preferred stock warrant to common stock warrant	$—	$1,191
Accretion of dividends on convertible preferred stock	$—	$357
Deferred offering costs included in accounts payable and accrued expenses	$—	$1,343

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(8,285)	$(14,820)	$(18,532)	$(18,333)
Add back:
Stock-based compensation expense	2,206	9,345	4,446	9,345
Non-GAAP operating loss	$(6,079)	$(5,475)	$(14,086)	$(8,988)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(10,967)	$(14,459)	$(20,520)	$(17,854)
Add back:
Stock-based compensation expense	2,206	9,345	4,446	9,345
Change in fair value of warrant liability	—	341	—	341
Loss on extinguishment of debt	—	384	—	384
Non-GAAP net loss	$(8,761)	$(4,389)	$(16,074)	$(7,784)

Non-GAAP earnings per share:
Non-GAAP net loss	$(8,761)	$(4,389)	$(16,074)	$(7,784)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	61,401,466	54,976,178	61,127,516	53,714,039
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.08)	$(0.26)	$(0.14)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.34)	$(0.34)	$(0.47)
Add back:
Non-GAAP adjustments to net loss per share	0.04	0.26	0.08	0.33
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.08)	$(0.26)	$(0.14)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	61,401,466	42,800,875	61,127,516	38,561,349
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	12,175,303	—	15,152,690
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	61,401,466	54,976,178	61,127,516	53,714,039